                                                                    EXHIBIT 10.9

                         SUPPLEMENTAL BENEFIT AGREEMENT


         This Supplemental Benefit Agreement (this "Agreement"), dated December 13, 2002, is by and between NCI Building Systems, Inc. (the "Company"), and A.R. Ginn, Jr. ("Employee").

                                    ARTICLE I
                                     PURPOSE

         The purpose of this Agreement is to provide retirement and survivor benefits to or on behalf of a member of senior management or highly compensated Employee on the terms and conditions set forth herein to reward Employee for loyal service to the Company and to provide an incentive to remain in the employ of the Company. The Company intends that this Agreement shall constitute an unfunded deferred compensation arrangement for a member of a select group of senior management or highly compensated employee for purposes of the Internal Revenue Code of 1986, as amended (the "Code") and of the Employee Retirement Income Security Act of 1974, as amended, and that Employee or Beneficiary shall have the status of an unsecured general creditor of the Company in the event the Company becomes Insolvent as to this Agreement and any trust fund that may be established by the Company, or asset identified specifically by the Company, as a reserve for the discharge of its obligations under this Agreement. Benefits provided under this Agreement are in addition to any other benefit plans or programs of the Company. The existence of this Agreement does not limit or otherwise affect Employee's participation in any other plan sponsored by the Company.

                                   ARTICLE II
                                   DEFINITIONS

         Unless the context otherwise requires, capitalized terms used herein shall have the meanings set forth below:

         2.1 "Administrator" means the Company or such other person or committee as may be appointed from time to time by the Board to administer this Agreement.

         2.2 "Agreement" means this Agreement, as it may be amended from time to time.

         2.3 "Beneficiary" means the Beneficiary designated in writing by Employee on Exhibit "A" hereto to receive benefits due under this Agreement after his or her death. If Employee fails to designate a Beneficiary or if the designated Beneficiary predeceases Employee, Employee's Beneficiary shall be his or her spouse, if living, and if no such spouse is living, Employee's estate.

         2.4 "Board" means the Board of Directors of the Company, or any committee of the Board or person authorized to act on its behalf.

         2.5 "Cause" shall be determined by the Board, in its sole and absolute discretion, and means the occurrence of any or all of the following:



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                  (a) Employee's conviction for committing an act of fraud,
embezzlement, theft, or other act constituting a felony; or

                  (b) The willful engaging by Employee in gross misconduct materially and demonstrably injurious to the Company, as determined by the Company. However, no act or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; or

                  (c) The failure or inability for any reason of Employee to devote his full business time to the Company's business.

         2.6 "Change in Control" of the Company means the occurrence of one or more of the following conditions:

                  (a) Any "Person", [as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and used in Sections 13(d) and 14(d) thereof], including a "group" as defined in Section 13(d) of the Exchange Act, (other than those Persons in control of the Company, as of the effective date of this Agreement, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "Beneficial Owner", [as described in Rule 13d-3 of the General Rules and Regulations under the Exchange Act], directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                  (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who are in the beginning of such period constitute the Board (and any new members of the Board, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who either were Board members at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

                  (c) The stockholders or Directors of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a Change in Control be deemed to have occurred, with respect to Employee if Employee is part of a purchasing group that consummates the Change in Control transaction. Employee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if Employee is an equity participant in the purchasing company or group



SUPPLEMENTAL BENEFIT AGREEMENT - A.R. GINN, JR.                           Page 2

(except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Board members).

         2.7 "Disabled" or "Disability" means the physical or mental incapacity of Employee which, in the opinion of a physician approved by the Company, will permanently prevent Employee from performing the principal duties of his or her employment with the Company.

         2.8 "Employee" means any person employed by the Company who is included on the Federal Insurance Contribution Act rolls of the Company.

         2.9 "Insolvent" means (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         2.10 "Preretirement Survivor Benefit" means with respect to Employee, the amount designated by the Board and listed on Exhibit "A" to this Agreement to which Employee's Beneficiary will be entitled in the event Employee dies prior to terminating employment with the Company. A Preretirement Survivor Benefit will be payable in accordance with Section 3.3.

         2.11 "Normal Retirement Age" means, with respect to Employee, the date Employee attains age 65.

         2.12 "Normal Retirement Date" means, with respect to Employee, the later of (i) the first day of the month following the date Employee attains Normal Retirement Age or (ii) the first day of the month following the termination of Employee's employment with the Company.

         2.13 "Year of Participation" means (i) each calendar year during which Employee performs at least 1,000 hours of service for the Company, and (ii) each other calendar year, or portion thereof, commencing May 1, 1998, during which Employee performs at least 1,000 hours of service for the Company.

         2.14 "Retirement Benefit" means, with respect to Employee, the amount designated by the Board on Exhibit "A" to this Agreement to which Employee will be entitled in the event of Employee's termination of employment, subject to the vesting provisions of Section 3.4. Employee's Retirement Benefit will be payable in accordance with Section 3.2.

                                   ARTICLE III
                           CONTRIBUTIONS AND BENEFITS

         3.1 Amount of Benefits. The amount of Retirement Benefit and Preretirement Survivor Benefit to which Employee shall be entitled under this Agreement are set forth on Exhibit "A," attached hereto and incorporated by reference herein. The Company shall establish a separate bookkeeping account for Employee and such account shall be credited with the amounts awarded to Employee.



SUPPLEMENTAL BENEFIT AGREEMENT - A.R. GINN, JR.                           Page 3

         3.2 Retirement Benefits. Except as provided in Section 3.5, the Retirement Benefit credited to Employee's bookkeeping account pursuant to
Section 3.1, to the extent vested under Section 3.4, shall become payable in the form described herein to Employee as soon as administratively practicable, but not later than 30 days, following Employee's Normal Retirement Date, or if earlier, the date Employee ceases active employment with the Company due to his Disability. Employee's Retirement Benefit shall be paid on January 15th of each calendar year in equal annual installments over a period of 10 years if, on each annual payment date, Employee has not breached or violated any of his or her covenants set forth in Article V hereof. If Employee dies prior to receiving the entire Retirement Benefit to which he or she is entitled and has not breached or violated any of his or her covenants set forth in Article V hereof, Employee's Beneficiary shall receive the unpaid portion of Employee's Retirement Benefit in equal annual payments during the remainder of the 10-year period. Notwithstanding any other provision of this Agreement to the contrary, if Employee breaches or violates any of his or her covenants set forth in Article V hereof, Employee immediately shall forfeit his or her rights to any remaining Retirement Benefit under this Agreement.

         3.3 Preretirement Survivor Benefit. If Employee dies while employed by the Company, Employee shall not be entitled to a Retirement Benefit and Employee's Beneficiary shall receive the Preretirement Survivor Benefit credited to Employee's bookkeeping account under Section 3.1 payable in equal annual installments over a period of 10 years. Payment of the Beneficiary's Preretirement Survivor Benefit shall commence on the January 15th next following the date of death. If Employee's Beneficiary dies prior to the payment of the entire Preretirement Survivor Benefit, the then present value of Beneficiary's remaining Preretirement Survivor Benefit, determined in accordance with Section 3.5(c) hereof, shall be paid to Beneficiary's estate in a single sum distribution within 30 days after the date of Beneficiary's death.

         3.4 Vesting.

                  (a) If, at the time of execution of this Agreement, Employee has ten or more years until he reaches Normal Retirement Age, Employee's right to a Retirement Benefit shall vest over a period of 10 years, at the rate of 10% for each Year of Participation by Employee. If, at the time of execution of this Agreement, Employee has five or fewer years until he reaches Normal Retirement Age, Employee's right to a Retirement Benefit shall vest over a period of 5 years, at the rate of 20% for each Year of Participation by Employee. In addition, Employee shall become fully vested in his or her Retirement Benefit upon the occurrence of his or her death, Disability or a Change in Control. Notwithstanding any other provision of this Agreement to the contrary, if Employee's employment with the Company is terminated for Cause, Employee shall forfeit his or her rights to any benefits under this Agreement.

                  (b) Employee acknowledges and agrees that during the vesting period described in Section 3.4(a) above, the Company may, from time to time, be required by applicable law to withhold amounts for certain federal employment taxes related to or incurred in connection with the amount of the benefit vested during each Year of Participation (the "Employment Taxes"). Employee may elect, in his sole discretion, to pay such Employment Taxes by either (i) delivering to the Company a check, cash or other readily available funds in an amount equal to the Employment Taxes no later than 30 days prior to the end of the applicable Year of Participation, or



SUPPLEMENTAL BENEFIT AGREEMENT - A.R. GINN, JR.                           Page 4

(ii) executing such documentation as the Company may require authorizing the Company to, beginning July 1 of the applicable Year of Participation, withhold from the Employee's compensation, in substantially equal amounts per pay period, the Employment Taxes. Notwithstanding the foregoing, if Employee terminates service with the Company subsequent to receiving a Year of Participation for vesting purposes under the Plan but prior to paying the entire amount of Employment Taxes applicable to such Year of Participation, Employee agrees, in the sole discretion of the Company, to either (i) execute such documentation as the Company may require authorizing the Company to withhold from the Employee's final paycheck the balance of the Employment Taxes due or (ii) deliver to the Company a check, cash or other readily available funds in an amount equal to the Employment Taxes no later than the date of termination of Employee's employment with the Company.

         3.5 Timing of Certain Payments. Notwithstanding the provisions of
Section 3.2, benefits will be paid to Employee or if applicable his or her Beneficiary upon the following terms:

                  (a) If Employee's employment with the Company is terminated without Cause on or after the occurrence of a Change in Control (irrespective of whether such termination is initiated by Employee or the Company and without regard to the reason therefor), the present value of Employee's Retirement Benefit, determined in accordance with Section 3.5(c) hereof, shall be paid to Employee in a single sum distribution within 30 days after Employee's termination of employment.

                  (b) If Employee's employment with the Company is terminated without Cause prior to the occurrence of a Change in Control (irrespective of whether such termination is initiated by Employee or the Company and without regard to the reason therefor), Employee shall become fully vested in his or her Retirement Benefit, which Retirement Benefit shall be paid on January 15th of each calendar year, commencing on the January 15th next following such termination. If a Change in Control occurs while Employee is entitled to receive his Retirement Benefit, the then present value of Employee's remaining Retirement Benefit, determined in accordance with Section 3.5(c) hereof, shall be paid to Employee in a single sum distribution within 30 days after such Change in Control.

                  (c) For purposes of this Agreement, whenever the Company is required to calculate the present value of any benefit to be paid to Employee or Beneficiary hereunder, the Company shall calculate the present value of such benefit using a discount rate equal to the prime rate reported by the Company's principal bank lender on the date on which such payment became payable (i.e., the date of termination of Employee's employment with the Company or the occurrence of a Change in Control), but in no event shall such discount rate exceed 8%.

                  (d) The Administrator may make payments from this Agreement before they would otherwise be due if, based on a change in the federal or applicable state tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court or competent jurisdiction involving Employee or a Beneficiary, or a closing agreement made under Code section 7121 that is approved by the Internal Revenue Service and involves Employee, the Administrator determines that Employee has or will recognize income for federal or state income tax purposes with respect to



SUPPLEMENTAL BENEFIT AGREEMENT - A.R. GINN, JR.                           Page 5
amounts that are or will be payable under this Agreement before they otherwise would be paid. The amount of any payments made from this Agreement pursuant to this Section 3.5 shall not exceed the lesser of (i) the amount in the trust properly allocable to Employee or (ii) the amount of taxable income with respect to which the tax liability is assessed or determined.

         3.6 Financing this Agreement. All benefits under this Agreement shall be paid or provided directly by the Company. Such benefits shall be general obligations of the Company which shall not require the segregation of any funds or property therefor. Notwithstanding the foregoing, in the discretion of the Company, the Company's obligations hereunder may be satisfied from a grantor trust established by the Company or from an insurance contract, annuity or similar funding vehicle owned by the Company. The assets of any such trust, insurance contract, or other funding vehicle shall continue for all purposes to be a part of the general funds of the Company, shall be considered solely a means to assist the Company to meet its contractual obligations under this Agreement and shall not create a funded account or security interest for the benefit of Employee under this Agreement. All such assets shall be subject to the claims of the general creditors of the Company in the event the Company is Insolvent. To the extent that any person acquires a right to receive a payment from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

         3.7 Death of Employee. In the event of Employee's death, the Company shall make any payments called for hereunder to his or her Beneficiary in the manner described in Section 3.2 or 3.3, as applicable, following his or her death. Any payment made by the Company in good faith shall fully discharge the Company from its obligations with respect to such payment, and the Company shall have no further obligation to see to the application of any money so paid.

         3.8 Claims Procedure. Employee or Beneficiary may make a claim for specific benefits under this Agreement by filing a written request with the Company. If a claim is wholly or partially denied, notice of the decision shall be furnished to the claimant within 60 days after receipt of the claim by the Company, unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered as soon as possible, but in no event later than 120 days after receipt of the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period, and shall indicate the circumstances requiring the extension and the date by which the Company expects to render its decision. The notice of the decision shall contain the specific reason or reasons for the denial of the claim, specific references to pertinent provisions of this Agreement on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such additional material or information is necessary and an explanation of the claims review procedure in this Agreement. If notice of the denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the claimant shall be permitted to proceed with the review procedure. A claimant or his duly authorized representative may appeal the denial of a claim by making a written application to the Company requesting a review. The claimant or his duly authorized representative may, in connection with the appeal, review pertinent documents and submit issues and comments to the Company in writing. The request for a review of a denied claim must be made to the Company within 60 days after receipt by the claimant of written notification of denial of a claim. A decision by the Company shall be made no later than 60 days after its receipt of a request for a review,



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

unless special circumstances require an extension of time for processing the request, in which case a decision shall be rendered as soon as possible, but in no event later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Agreement provisions on which the decision is based. If the decision on review is not furnished within the appropriate time, the claim shall be deemed denied on review. All interpretations, determinations, and decisions by the Company in respect of any matter hereunder will be final, conclusive, and binding upon the Company, Employee, Beneficiaries, and all other persons claiming any interest in this Agreement.

         3.9 Arbitration. If Employee or Beneficiary has completed the claims procedures set forth in Section 3.8 and decides to pursue his or her claim further, Employee or Beneficiary shall comply with the following procedures:

                  (a) The exclusive remedy or method of resolving all disputes or questions arising out of or relating to this Agreement shall be arbitration. Arbitration shall be held in Houston, Texas by three arbitrators, one to be appointed by the Company, a second to be appointed by Employee (or Beneficiary, if applicable), and a third to be appointed by those two arbitrators. The third arbitrator shall act as chairman. Any arbitration may be initiated by Employee (or Beneficiary) by written notice to the Company specifying the subject of the requested arbitration and appointing Employee's (or Beneficiary's) arbitrator ("Arbitration Notice").

                  (b) If (i) the Company fails to appoint an arbitrator by written notice to Employee (or Beneficiary) within ten days after the Arbitration Notice is given, or (ii) the two arbitrators appointed by the parties herein fail to appoint a third arbitrator within ten days after the date of the appointment of the second arbitrator, then the American Arbitration Association in Houston, Texas, upon application of Employee (or Beneficiary) shall appoint an arbitrator to fill that position.

                  (c) The arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association. A determination or award made or approved by at least two of the arbitrators shall be the valid and binding action of the arbitrators. The costs of arbitration (exclusive of the expense of a party in obtaining and presenting evidence and attending the arbitration and of the fees and expense of legal counsel to a party, all of which shall be borne by that party) shall be borne by the Company if Employee (or Beneficiary) receives substantially the relief sought by Employee (or Beneficiary) in the arbitration, whether by settlement, award, or judgment; otherwise, the costs shall be borne equally by the parties. The arbitration determination or award shall be final and conclusive on the parties, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

                                   ARTICLE IV
                                 ADMINISTRATION

         4.1 Authority of Company. The Administrator may adopt rules and procedures regarding the operation of this Agreement and shall have full power and authority to interpret,



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

construe and administer this Agreement. The Administrator's interpretation and construction hereof, and actions hereunder, including any determination of the amount or recipient of any payment to be made under this Agreement, shall be binding and conclusive on all persons and for all purposes. The Board may request that certain employees assist the Administrator in its administration of this Agreement. The Administrator may employ attorneys, accountants, actuaries and other professional advisors to assist the Administrator in its administration of this Agreement. The Company shall pay the reasonable fees of any such advisor employed by the Administrator. To the extent permitted by law, no member of the Board or any employee or officer of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his or her own willful misconduct or lack of good faith.

         4.2 Indemnification of Employees of the Company. The Company hereby agrees to indemnify, jointly and severally, all members of the Board and all employees of the Company against any and all claims, losses, damages, expenses, including counsel fees, incurred by them, and any liability, including any amounts paid in settlement with their approval arising from their action or failure to act with respect to any matter relating to this Agreement, except when the same is judicially determined to be attributable to their willful misconduct or lack of good faith. The indemnification provided by this Section
4.2 shall survive the termination of this Agreement and shall be binding upon the Company's successors and assigns.

         4.3 Cost of Administration. The cost of this Agreement and the expenses of administering this Agreement shall be paid by the Company.

                                    ARTICLE V
                      NON-COMPETITION AND NON-SOLICITATION

         In consideration for participation in this Agreement, Employee hereby covenants and agrees as follows:

                  (a) At all times during the period in which he receives Retirement Benefits pursuant to Section 3.2 hereof, Employee shall not, directly or indirectly and whether on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, engage in or be an owner, director, officer, employee, agent, consultant or other representative of or for any business that manufactures, engineers, markets, sells or provides, in any state of the United States of America, metal building systems or components (including, without limitation, primary and secondary framing systems, roofing systems, end or side wall panels, doors, windows or other metal components of a building structure), coated or painted steel or metal coils, coil coating or painting services, or any other products or services that are the same as or similar to those manufactured, engineered, marketed, sold or provided by the Company or its subsidiaries and affiliates during the period of employment of Employee by the Company. Ownership by Employee of equity securities of the Company, or of equity securities in other publicly owned companies constituting less than 1% of the voting securities in such companies, shall be deemed not to be a breach of this covenant.



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

                  (b) At all times during the period in which he receives Retirement Benefits pursuant to Section 3.2 hereof, Employee shall not, directly or indirectly and whether on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, either hire, seek to hire or solicit the employment of any employee of the Company or in any manner attempt to influence or induce any employee of the Company or its subsidiaries and affiliates to leave the employment of the Company or its subsidiaries and affiliates, or use or disclose to any person, partnership, association, corporation or other entity any information concerning the names and addresses of any employees of the Company or its subsidiaries and affiliates unless required by due process of law.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

         6.1 Amendment. The Company, by action of the Board, shall have the right to amend this Agreement at any time and from time to time, including a retroactive amendment, by resolution adopted by the Board. Any such amendment shall become effective upon the date stated therein, except as otherwise provided in such amendment; provided, however, that no such action shall affect any benefit adversely to which Employee would be entitled had his employment terminated immediately before such amendment was effective.

         6.2 Termination. The Company has entered into this Agreement with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, the Board, in its sole discretion, reserves the right to terminate this Agreement in its entirety at any time; provided, however, that (i) Employee's benefits hereunder shall not be affected by the termination where the event giving rise to the benefit (Employee's termination of employment, death or disability, or a Change in Control) has occurred and (ii) no such action shall affect any benefit adversely to which Employee would be entitled had his employment terminated immediately before such termination was effective.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1 Rights Against the Company. This Agreement shall not be deemed to constitute an employment contract between the Company and Employee or to be a consideration for, or an inducement for, the employment of Employees by the Company. Nothing contained in this Agreement shall be deemed to give Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge Employee at any time, without regard to the effect such discharge may have on any rights under this Agreement.

         7.2 Payment Due an Incompetent. If the Company shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of mental or physical illness, accident, or death, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or any person deemed by the Company, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a



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

complete discharge of the liabilities of the Company under this Agreement, and the Company shall have no further obligation to see to the application of any money so paid.

         7.3 Spendthrift Clause. No right, title or interest of any kind in this Agreement shall be transferable or assignable by Employee or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of Employee or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in this Agreement shall be void.

         7.4 Severability. In the event that any provision of this Agreement shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Agreement but shall be fully severable and this Agreement shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         7.5 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Agreement. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

         7.6 Governing Law. The validity and effect of this Agreement, and the rights and obligations of all persons affected hereby, shall be construed and determined in accordance with the laws of the State of Texas unless superseded by federal law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYEE:                               NCI BUILDING SYSTEMS, INC.



/s/ A.R. Ginn, Jr.                      By: /s/ Robert J. Medlock
----------------------------------         -------------------------------------
A. R. Ginn, Jr.                            Robert J. Medlock, Executive Vice
                                           President and Chief Financial Officer



SUPPLEMENTAL BENEFIT AGREEMENT - A.R. GINN, JR.                          Page 10

                                   EXHIBIT "A"


                         SUPPLEMENTAL BENEFIT AGREEMENT


                  Retirement Benefit                              Preretirement Survivor Benefit
                  ------------------                              ------------------------------
                  $200,000 per year                                      $200,000 per year



SUPPLEMENTAL BENEFIT AGREEMENT - A.R. GINN, JR.                          Page 11